                                                                   Exhibit 10.1

===============================================================================




            ========================================================

                           LOAN AND SECURITY AGREEMENT

            ========================================================




                         BANKBOSTON RETAIL FINANCE INC.
                                    AGENT FOR
                          THE LENDERS REFERENCED HEREIN




                               DRUG EMPORIUM, INC.
                                  THE BORROWER



            ========================================================



                                October 28, 1998


===============================================================================

                                TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS:

ARTICLE 2 - THE REVOLVING CREDIT:
         2-1.     Establishment of  Revolving Credit..........................................................  .21 .
         2-2.     Advances in Excess of Borrowing Base........................................................  .22 .
         2-3.     Risks of Value of Collateral................................................................  .22 .
         2-4.     Loan Requests...............................................................................  .22 .
         2-5.     Making of Loans Under Revolving Credit......................................................  .24 .
         2-6.     The Loan Account............................................................................  .24 .
         2-7.     The Revolving Credit Notes..................................................................  .25 .
         2-8.     Payment of The Loan Account.................................................................  .26 .
         2-9.     Interest Rates..............................................................................  .26 .
         2-10.    Commitment Fee..............................................................................  .27 .
         2-11.    Agent's Fee.................................................................................  .27 .
         2-12.    Line (Unused) Fee...........................................................................  .27 .
         2-13.    Early Termination Fee.......................................................................  .28 .
         2-14.    Concerning Fees.............................................................................  .28 .
         2-15.    Agent's and Lenders' Discretion.............................................................  .28 .
         2-16.    Procedures For Issuance of L/C's............................................................  .29 .
         2-17.    Fees For L/C's..............................................................................  .30 .
         2-18.    Concerning L/C's............................................................................  .30 .
         2-19.    Changed Circumstances.......................................................................  .32 .
         2-20.    Increased Costs.............................................................................  .33 .
         2-21.    Lenders' Commitments........................................................................  .33 .

ARTICLE 3 - CONDITIONS PRECEDENT:
         3-1.     Corporate Due Diligence.....................................................................  .35 .
         3-2.     Opinion.....................................................................................  .35 .
         3-3.     Warehousemen's Waivers......................................................................  .35 .
         3-4.     Additional Documents........................................................................  .35 .
         3-5.     Officers' Certificates......................................................................  .36 .
         3-6.     Representations and Warranties..............................................................  .36 .
         3-7.     Minimum Excess Availability.................................................................  .36 .
         3-8.     All Fees and Expenses Paid..................................................................  .36 .
         3-9.     No Suspension Event.........................................................................  .37 .
         3-10.    No Adverse Change...........................................................................  .37 .

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
         4-1.     Payment and Performance of Liabilities......................................................  .37 .
         4-2.     Due Organization - Corporate Authorization - No Conflicts...................................  .37 .
         4-3.     Trade Names.................................................................................  .38 .
         4-4.     Infrastructure..............................................................................  .38 .
         4-5.     Locations...................................................................................  .39 .
         4-6.     Title to Assets.............................................................................  .40 .
         4-7.     Indebtedness................................................................................  .40 .
         4-8.     Insurance Policies..........................................................................  .41 .
         4-9.     Licenses....................................................................................  .41 .
         4-10.    Leases......................................................................................  .42 .



                                    ..ii ..

         4-11.    Requirements of Law.........................................................................  .42 .
         4-12.    Maintain Properties.........................................................................  .42 .
         4-13.    Pay Taxes...................................................................................  .42 .
         4-14.    No Margin Stock.............................................................................  .44 .
         4-15.    ERISA.......................................................................................  .44 .
         4-16.    Hazardous Materials.........................................................................  .44 .
         4-17.    Litigation..................................................................................  .45 .
         4-18.    Permitted Acquisitions......................................................................  .45 .
         4-19.    Dividends or Investments....................................................................  .46 .
         4-20.    Loans.......................................................................................  .47 .
         4-21.    Protection of Assets........................................................................  .47 .
         4-22.    Line of Business............................................................................  .47 .
         4-23.    Affiliate Transactions......................................................................  .47 .
         4-24.    Additional Assurances.......................................................................  .48 .
         4-25.    Adequacy of Disclosure......................................................................  .48 .
         4-26.    Labor Contract..............................................................................  .49 .
         4-27.    Other Covenants.............................................................................  .49 .

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:
         5-1.     Maintain Records............................................................................  .50 .
         5-2.     Access to Records...........................................................................  .51 .
         5-3.     Immediate Notice to Agent ..................................................................  .51 .
         5-4.     Borrowing Base Certificate..................................................................  .52 .
         5-5.     Weekly Reports..............................................................................  .53 .
         5-6.     Monthly Reports.............................................................................  .53 .
         5-7.     Quarterly Reports...........................................................................  .54 .
         5-8.     Annual Reports..............................................................................  .54 .
         5-9.     Officers' Certificates......................................................................  .55 .
         5-10.    Inventories, Appraisals, and Audits.........................................................  .55 .
         5-11.    Additional Financial Information............................................................  .57 .
         5-12.    Financial Performance Covenants.............................................................  .57 .

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL:
         6-1.     Use of Inventory Collateral.................................................................  .57 .
         6-2.     Inventory Quality...........................................................................  .58 .
         6-3.     Adjustments and Allowances..................................................................  .58 .
         6-4.     Validity of Accounts........................................................................  .58 .
         6-5.     Notification to Account Debtors.............................................................  .59 .

ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:
         7-1.     Depository Accounts.........................................................................  .59 .
         7-2.     Credit Card Receipts........................................................................  .59 .
         7-3.     Lockbox.....................................................................................  .60 .
         7-4.     The Concentration, Blocked, and Operating Accounts..........................................  .60 .
         7-5.     Proceeds and Collection of Accounts.........................................................  .61 .
         7-6.     Payment of Liabilities......................................................................  .62 .
         7-7.     The Operating Account.......................................................................  .62 .

ARTICLE 8 - GRANT OF SECURITY INTEREST:
         8-1.     Grant of Security Interest..................................................................  .63 .
         8-2.     Extent and Duration of Security Interest....................................................  .63 .


                                     ..iii ..

ARTICLE 9 - AGENT AS BORROWER'S ATTORNEY-IN-FACT:
         9-1.     Appointment as Attorney-In-Fact.............................................................  .64 .
         9-2.     No Obligation to Act........................................................................  .64 .

ARTICLE 10 - EVENTS OF DEFAULT:
         10-1.    Failure to Pay Revolving Credit.............................................................  .65 .
         10-2.    Failure To Make Other Payments..............................................................  .65 .
         10-3.    Failure to Perform Covenant or Liability (No Grace Period)..................................  .65 .
         10-4.    Financial Reporting Requirements............................................................  .66 .
         10-5.    Failure to Perform Covenant or Liability (Grace Period).....................................  .66 .
         10-6.    Misrepresentation...........................................................................  .66 .
         10-7.    Acceleration of Other Debt; Breach of Lease.................................................  .66 .
         10-8.    Default Under Other Agreements..............................................................  .67 .
         10-9.    Uninsured Casualty Loss.....................................................................  .67 .
         10-10.   Judgment.  Restraint of Business............................................................  .67 .
         10-11.   Business Failure............................................................................  .67 .
         10-12.   Bankruptcy..................................................................................  .67 .
         10-13.   Default by Guarantor or Related Entity......................................................  .68 .
         10-14.   Indictment - Forfeiture.....................................................................  .68 .
         10-15.   Termination of Guaranty.....................................................................  .68 .
         10-16.   Challenge to Loan Documents.................................................................  .68 .
         10-17.   Change in Control...........................................................................  .69 .

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:
         11-1.    Rights of Enforcement.......................................................................  .69 .
         11-2.    Sale of Collateral..........................................................................  .69 .
         11-3.    Occupation of Business Location.............................................................  .70 .
         11-4.    Grant of Nonexclusive License...............................................................  .71 .
         11-5.    Assembly of Collateral......................................................................  .71 .
         11-6.    Rights and Remedies.........................................................................  .71 .

ARTICLE 12 - NOTICES:
         12-1.    Notice Addresses............................................................................  .71 .
         12-2.    Notice Given................................................................................  .72 .

ARTICLE 13 - TERM:
         13-1.    Termination of Revolving Credit.............................................................  .73 .
         13-2.    Effect of Termination.......................................................................  .73 .

ARTICLE 14 - GENERAL:
         14-1.    Protection of Collateral....................................................................  .74 .
         14-2.    Successors and Assigns......................................................................  .74 .
         14-3.    Severability................................................................................  .74 .
         14-4.    Amendments.  Course of Dealing..............................................................  .74 .
         14-5.    Power of Attorney...........................................................................  .75 .
         14-6.    Application of Proceeds.....................................................................  .75 .
         14-7.    Costs and Expenses of Agent and of Lenders..................................................  .75 .
         14-8.    Copies and Facsimiles.......................................................................  .76 .
         14-9.    Massachusetts Law...........................................................................  .76 .
         14-10.   Consent to Jurisdiction.....................................................................  .76 .


                                     ..iv ..

         14-11.   Indemnification.............................................................................  .77 .
         14-12.   Rules of Construction.......................................................................  .77 .
         14-13.   Intent......................................................................................  .79 .
         14-14.   Right of Set-Off............................................................................  .79 .
         14-15.   Maximum Interest Rate.......................................................................  .79 .
         14-16.   Waivers. ...................................................................................  .79 .


                                     ..v ..

                                    EXHIBITS

         1-1         :     Inventory
         2-7         :     Revolving Credit Note
         2-21        :     Acceptable Voting Rights
         4-2         :     Related Entities
         4-3         :     Trade Names
         4-5         :     Locations, Leases, and Landlords
         4-6(a)      :     Encumbrances
         4-6(b)      :     Consignment
         4-7         :     Indebtedness
         4-8         :     Insurance Policies
         4-10        :     Capital Leases
         4-13        :     Taxes
         4-16        :     Hazardous Materials
         4-17        :     Litigation
         4-20        :     Loans and Advances
         4-23        :     Loans to Affiliates
         5-4         :     Borrowing Base Certificate
         7-1         :     DDA's.
         7-2         :     Credit Card Arrangements





                                     ..vi ..

===============================================================================


LOAN AND SECURITY AGREEMENT                       BANKBOSTON RETAIL FINANCE INC.
                                                                           AGENT


===============================================================================

                                                                October 28, 1998



         THIS AGREEMENT is made between

                   BankBoston Retail Finance Inc. (in such capacity, herein the "AGENT"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the ratable benefit of the "LENDERS", who are, at present, those financial institutions identified on the signature pages of the within Agreement and who in the future are those Persons (if any) who become "Lenders" in accordance with the provisions of Section 2-21, below,
                  and

                  Drug Emporium, Inc. (hereinafter, the "BORROWER"), a Delaware corporation with its principal executive offices at 155 Hidden Ravines Drive, Powell, Ohio 43065 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                   WITNESSETH:

ARTICLE 1 - DEFINITIONS:

         As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

         "A/R ADVANCE RATE": 80%.

         "A/R RESERVES": Such Reserves as may be established from time to time by the Agent in the Agent's discretion with respect to the determination of the collectability in the ordinary course and of the creditworthiness of the Acceptable Accounts. Without limiting the generality of the foregoing, A/R Reserves may include (but are not limited to)





                                      .1 .

                  reserves based on the following:

                                    (i)     The aggregate of all accounts
                                            receivables which are more than 30
                                            days past due, as shown on the
                                            agings of the Borrower's accounts
                                            receivable furnished the Lender from
                                            time to time pursuant to Article 5
                                            of this Agreement.

                                    (ii)    The aggregate of all accounts
                                            receivable owed by any Account
                                            Debtor liable on any account
                                            described in Subsection (i), above.

                                    (iii)   That portion of accounts receivable
                                            which, when aggregated with all of
                                            the accounts of that Account Debtor,
                                            exceeds 15% of the then aggregate of
                                            Acceptable Accounts.

                                    (iv)    The aggregate of all accounts
                                            receivable which arise out of the
                                            sale by the Borrower of goods
                                            consigned or delivered to the
                                            Borrower or to the Account Debtor on
                                            sale or return terms (whether or not
                                            compliance has been made with the
                                            applicable provisions of Article 2
                                            of the Uniform Commercial Code).

                                    (v)     The aggregate of all accounts
                                            receivable which arise out of any
                                            sale made on a basis other than upon
                                            terms usual to the business of the
                                            Borrower.

                                    (vi)    The aggregate of all accounts
                                            receivable which arise out of any
                                            sale made on a "bill and hold,"
                                            dating, or delayed shipping basis.

                                    (vii)   The aggregate of all accounts
                                            receivable which are owed by any
                                            Account Debtor whose principal place
                                            of business is not within the
                                            continental United States or the
                                            District of Columbia.

                                    (viii)  The aggregate of all accounts
                                            receivable which are owed by any
                                            Related Entity.

                                    (ix)    The aggregate of all accounts
                                            receivable as to which the Account
                                            Debtor holds or is entitled to any
                                            claim, counterclaim, set off, or
                                            chargeback as determined by the
                                            Agent in its discretion.

                                    (x)     The aggregate of all accounts
                                            receivable which are evidenced by a
                                            promissory note or other
                                            documentation evidencing modified
                                            payment terms.

                                    (xi)    The aggregate of all accounts
                                            receivable which are owed by any
                                            person employed by, or a salesperson
                                            of, the Borrower.



                                      .2 .

                                    (xii)   Borrower maintained reserves.

         "ACCEPTABLE ACCOUNTS": Such of the Borrower's Accounts and accounts receivable arising from franchise agreements and third party pharmacy billings and arising in the ordinary course of the Borrower's business for goods sold and/or services rendered by the Borrower, which Accounts and accounts receivable have been determined by the Agent to be satisfactory and have been earned by performance and are owed to the Borrower by such of the Borrower's franchisees and third party pharmacy obligors as the Agent determines to be satisfactory, in the Lender's discretion in each instance as to which Accounts, the Agent has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances.

         "ACCEPTABLE INVENTORY": Consisting of such Inventory commonly found in a discount retail drug chain which include those items listed on Exhibit 1-1, at such locations, and of such types, character, qualities and quantities, as the Agent in its reasonable discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Agent has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances.

         "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH":   Automated clearing house.

         "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

         "AFFILIATE": With respect to any two Persons, a relationship in which
                  (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a



                                      .3 .

                  majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

         "AGENT": Is defined in the Preamble.

         "AGENT'S FEE": Is defined in Section 2-11.

         "AGENT'S RIGHTS AND REMEDIES": Is defined in Section 11-6.

         "AVAILABILITY": Is defined in Section 2-1(b)(i).

         "AVAILABILITY RESERVES": Such reserves as the Agent from time to time determines in the Agent's discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                                    (i)     Rent (based upon past due rent
                                            and/or for all locations for which
                                            landlord's waivers are not furnished
                                            in those states in which the
                                            security interest in the Collateral
                                            to secure the Liabilities may be
                                            subject to the prior rights of
                                            landlords as determined in the
                                            Lender's reasonable discretion,
                                            which reserve shall be in an amount
                                            not to exceed three (3) months
                                            rent).

                                    (ii)    In store customer credits.

                                    (iii)   Gift Certificates.

                                    (iv)    Frequent Shopper Programs.

                                    (v)     Layaways and Customer Deposits

                                    (vi)    Taxes and other governmental
                                            charges, including, ad valorem,
                                            personal property, and other taxes
                                            which the Agent reasonably believes
                                            might have priority over the
                                            security interests of the Agent in
                                            the Collateral.

                                    (viii)  L/C Landing Costs.

         "BBRF": BankBoston Retail Finance Inc.

         "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.




                                      .4 .

         "BASE":        The Base Rate announced from time to time by BankBoston,
                  N.A. (or any successor in interest to BankBoston, N.A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set. In all events, interest which is determined by reference to Base (or any successor to Base) shall be calculated on a 360 day year and actual days elapsed.

         "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "BASE MARGIN RATE": Base.

         "BLOCKED ACCOUNT": Defined in Section 7-4.

         "BORROWER": Is defined in the Preamble.

         "BORROWING BASE": Is defined in Section 2-1(b)(ii).

         "BUSINESSDAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or Columbus, Ohio, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Agent is not open to the general public to conduct business.

         "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CHANGE IN CONTROL": The occurrence of any of the following:

                           (a) The acquisition, by any group of persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 25% or more of the issued and outstanding capital stock of the Borrower


                                      .5 .

                  having the right, under ordinary circumstances, to vote for the election of directors of the Borrower.

                           (b) More than half of the persons who were directors
                  of the Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which the within Agreement was executed), cease, for any reason other than death or disability, to be directors of the Borrower and are not replaced by Directors whose election by the Board of Directors of the Borrower was approved by a vote of at least two-thirds (2/3) of the Directors then in office who either were Directors on the date of this Agreement was executed or whose nomination or election was so approved.

         "CHATTEL PAPER": Has the meaning given that term in the UCC.

         "COLLATERAL": Is defined in Section 8-1.

         "COMMITMENT FEE": Is defined in Section 2-10.

         "COMMITMENT" Subject to 2-21, as follows:


              -------------------------- ------------------------------ --------------------------

              LENDER                     DOLLAR COMMITMENT              COMMITMENT
                                                                        PERCENTAGE
              -------------------------- ------------------------------ --------------------------
              BANKBOSTON RETAIL          $30,000,000.00                 30%
              FINANCE INC.
              -------------------------- ------------------------------ --------------------------
              GENERAL ELECTRIC CAPITAL   $20,000,000.00                 20%
              CORPORATION
              -------------------------- ------------------------------ --------------------------
              NATIONAL CITY COMMERCIAL   $20,000,000.00                 20%
              FINANCE, INC.
              -------------------------- ------------------------------ --------------------------
              LASALLE BUSINESS CREDIT,   $15,000,000.00                 15%
              INC.
              -------------------------- ------------------------------ --------------------------
              AMERICAN NATIONAL BANK     $15,000,000.00                 15%
              AND TRUST COMPANY OF
              CHICAGO
              -------------------------- ------------------------------ --------------------------



                                      .6 .

         "CONCENTRATION ACCOUNT": Is defined in Section 7-4.

         "COST": The lower of
                                    (a) the calculated cost of purchases, as
                           determined from invoices received by the Borrower, the Borrower's purchase journal or stock ledger, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which the within Agreement was executed; or

                                    (b) the cost equivalent of the lowest
                           ticketed or promoted price at which the subject inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrower's accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting the Borrower's historic business practices.

                  "Cost" does not include inventory capitalization costs or other non-purchase price charges (other than freight if/when included on purchase invoices) used in the Borrower's calculation of cost of goods sold.

         "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Agent's attorneys, and all reasonable out-of-pocket costs incurred by the Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent or which costs and expenses are directly or indirectly related to or in respect of the
                  Agent's: administration and management of the Liabilities and negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the Agent's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). After the occurrence of any Event of Default all of the costs and expenses described in this Section shall include all costs and expenses incurred by the Agent or any Lender. The Costs of Collection are Liabilities, and at the Agent's option, upon the actual incurrence of any such expense, may bear interest at the highest post-default rate which the Agent may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Agent to, or for the benefit of, the Borrower.


                                      .7 .

         "DDA": Any checking or other demand daily depository account maintained by the Borrower.

         "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC.

         "DOCUMENTS": Has the meaning given that term in the UCC.

         "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

         "DOLLAR COMMITMENT": As provided in the Definition of "Commitment", above.

         "EARLY TERMINATION FEE": Is defined in Section 2-13.

         "EBITDA": The Borrower's earnings before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP, applying a FIFO convention to the cost of goods sold provision within earnings.

         "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

         "ENCUMBRANCE": Each of the following:

                           (a) Any security interest, mortgage, pledge,
                  hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                           (b) The filing of any financing statement under the
                  UCC or comparable law of any jurisdiction.

         "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.

         "ENVIRONMENTAL LAWS": All of the following:





                                      .8 .

                                            (a) Any and all federal, state,
                  local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                                            (b) The common law relating to
                  damage to Persons or property from Hazardous Materials.

         "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA": The Employee Retirement Security Act of 1974, as amended.

         "ERISA AFFILIATE": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT": Is defined in Article 10.

         FEDERAL FUNDS EFFECTIVE RATE: For any day, a fluctuating per annum interest rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on that date (or on the then next succeeding Business Day, if not one) by the Federal Reserve Bank of New York, provided that if such a rate is not so published for a day which is a Business Day, Federal Funds Effective Rate shall be the average of quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "FEE LETTER": That letter, styled the "Fee Letter" between the Borrower and the Agent, as such letter may from time to time be amended.

         "FIXED CHARGE RATIO": The decimal equivalent (determined on a trailing/rolling 12


                                      .9 .

                  month basis) of a fraction, the numerator of which is the result of EBITDA minus cash outlays on account of capital expenditures and the denominator of which is the aggregate of cash payments of: interest, principal, capital leases, income taxes, dividends, and capital stock repurchases.

         "FIXTURES": Has the meaning given that term in the UCC.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Agent, (a) the Borrower's compliance with the financial performance covenants imposed pursuant to Section 5-12 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrower's chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

         "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user,



                                      .10 .

                  technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

         "GOODS": Has the meaning given that term in the UCC.

         "GROSS MARGIN":With respect to the subject accounting period for which being calculated, the decimal equivalent of the following (determined in accordance with the retail method of accounting):

                        Sales (Minus) Cost of Goods Sold
                        --------------------------------
                                      Sales

         "GUARANTORS": Drug Emporium Express, Inc., DE Michigan Management Co.,
                  Drug Emporium of Maryland, Inc., Drug Emporium of Michigan, Inc., Emporium Venture Inc., Houston Venture Inc., and RJR Drug Distributors Inc., jointly and severally.

         "HAZARDOUS MATERIALS": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances or petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                       (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.
                       (b)    In connection with any letter of credit or
                  acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).


                                      .11 .

                           (c) In connection with the sale or discount of
                  accounts receivable or chattel paper of such Person.

                           (d) On account of deposits or advances.

                           (e) As lessee under Capital Leases. "Indebtedness"
                  also includes:

                               (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                               (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                               (z) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

         "INDEMNIFIED PERSON": Is defined in Section 14-11.

         "INSTRUMENTS": Has the meaning given that term in the UCC.

         "INTEREST PAYMENT DATE": With reference to:

                           Each Libor Loan: The last day of the Interest Period
                 relating thereto; the Termination Date; and the End Date.

                           Each Base Margin Loan: the first day of each month;
                 the Termination Date; and the End Date.

         "INTEREST PERIOD":    (a)     With respect to each Libor Loan: Subject
                  to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, or three months thereafter, as the Borrower may elect by notice (pursuant to Section 2-4(a)) to the Agent.

                               (b)     With respect to each Base Margin Loan:
                  Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Borrower may elect by notice (pursuant to Section 2-4(a)) to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrower.

                               (c) The setting of Interest Periods is in all instances subject to the following:

                                       (i) Any Interest Period for a Base Margin
                           Loan which would


                                      .12 .

                           otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                                       (ii) Any Interest Period for a Libor Loan
                           which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                                       (iii) Subject to Subsection (iv), below,
                           any Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                                    (iv) Any Interest Period which would
                           otherwise end after the Termination Date shall end on the Termination Date.

                                    (v) The number of Interest Periods in effect
                           at any one time is subject to Section 2-9(d) hereof.

         "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

         "INVENTORY ADVANCE RATE": 60%.

         "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Agent in the Agent's discretion with respect to the determination of the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                                   (i)    Obsolescence (determined based upon
                                          Inventory on hand beyond a given
                                          number of days).

                                   (ii)   Seasonality.



                                      .13 .

                                   (iii)  Shrinkage.

                                   (iv)   Imbalance.

                                   (v)    Change in Inventory character.

                                   (vi)   Change in Inventory composition

                                   (vii)  Change in Inventory mix.

                                   (viii) Markdowns (both permanent and point of
                                          sale)

                                   (ix)   Retail markons and markups
                                          inconsistent with prior period
                                          practice and performance; industry
                                          standards; current business plans;
                                          or advertising calendar and planned
                                          advertising events.

         "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

         "ISSUER": The issuer of any L/C.

         "L/C": Any letter of credit, the issuance of which is procured by the Agent for the account of the Borrower and any acceptance made on account of such letter of credit.

         "L/C LANDING COSTS": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

         "LEASEHOLD INTEREST": Any interest of the Borrower as lessee under any Lease.

         "LENDERS": Defined in the Preamble to the within Agreement

         "LIABILITIES" (in the singular, "LIABILITY"): (a) means all and each of the following, whether now existing or hereafter arising under this Agreement or any other Loan Document:

                           (i) Any and all direct and indirect liabilities,
                  debts, and obligations of the Borrower to the Agent or any Lender, each of every kind, nature, and description.

                           (ii) Each obligation to repay any loan, advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Agent or any Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Lender), whether or not any of such are liquidated,



                                      .14 .

                  unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Lender may hold against the Borrower.

                           (iii) All notes and other obligations of the Borrower
                  now or hereafter assigned to or held by the Agent or any Lender, each of every kind, nature, and description.

                           (iv) All interest, fees, and charges and other
                  amounts which may be charged by the Agent or any Lender to the Borrower and/or which may be due from the Borrower to the Agent or any Lender from time to time.

                           (v) All costs and expenses incurred or paid by the
                  Agent or any Lender in respect of any agreement between the Borrower and Agent or any the Lender or instrument furnished by the Borrower to the Agent or any Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                           (vi) Any and all covenants of the Borrower to or with
                  the Agent or any Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Agent or any Lender or instrument furnished by the Borrower to the Agent or any Lender.

                           (vii) Each of the foregoing as if each reference to
                  the " Agent and each Lender " therein were to each Affiliate of the Agent or any Lender.

         (b) Any and all direct and indirect liabilities, debts, and obligations of Borrower to the Agent, each of every kind, nature, and description.

         "LIBOR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal interbank market for Libor deposits in London in which BankBoston, N.A. participates is open for dealings in United States Dollar deposits.

         "LIBOR LOAN": Any Revolving Credit Loan which bears interest at a Libor
                  Rate.

         "LIBOR MARGIN": (a)        Until Section (b) of this Definition is in
                  effect: 150 basis points.

                                    (b) Commencing with the first day of any
                           fiscal month after the Agent's receipt of the Borrower's annual financial statement for the Borrower's fiscal year 1999, which ends on or about February 28, 1999, the Libor Margin shall be reset monthly (commencing with the Business Day after the Agent's receipt of the Pricing Certificate (Section 5-6(a)(i)(E)) for loans initiated on or



                                      .15 .

                           after the date when so set, that is to say Libor contracts in effect at the time of increases/decreases in margin will remain at the margin originally utilized when the contract was opened. The margin in effect at a given time will apply to contracts opened at that time, and shall be based upon the following pricing grid:


                                                   LIBOR MARGIN PRICING GRID
                  ------------ -------------------------------- --------------------------------- ------------------
                  TIER         FIXED CHARGE RATIO               TRAILING/ROLLING 12 MONTH         MARGIN (BASIS
                                                                AVERAGE EXCESS AVAILABILITY       POINTS)
                  ------------ -------------------------------- --------------------------------- ------------------
                  I            Equal or Greater than 1.7        Equal or Greater than             125
                                                                $20,000,000.00
                  ------------ -------------------------------- --------------------------------- ------------------
                  II           Equal or Greater than 1.7        Less than $20,000,000.00          150
                  ------------ -------------------------------- --------------------------------- ------------------
                  III          1.26 to 1.69                     N/A                               150
                  ------------ -------------------------------- --------------------------------- ------------------
                  IV           1.25 or less                     N/A                               175
                  ------------ -------------------------------- --------------------------------- ------------------


         "LIBOR OFFER RATE": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Agent to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to BankBoston, N.A., by first-class banks in the London interbank market in which BankBoston, N.A. participates at or about 10:00AM (Boston Time) Two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.


         "LIBOR RATE": That per annum rate determined as the aggregate of the Libor Offer Rate plus the Libor Margin except that, in the event that it is determined by the Agent that any Lender may be subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Libor Loans thereafter made, an interest rate per annum equal the sum of
                  (a) plus (b), where:

                                    (a) is the decimal equivalent of the
                  following fraction:

                                Libor Offer Rate
                                ----------------
                           1 minus Reserve Percentage

                                    (b) the applicable Libor Margin.




                                      .16 .

         "LINE (UNUSED) FEE": Is defined in Section 2-12.

         "LOAN ACCOUNT": Is defined in Section 2-6.

         "LOAN CEILING": $100,000,000.00.

         "LOAN DOCUMENTS": The within Agreement, each instrument and document executed and/or delivered as contemplated by Article 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, including, without limitation, the Revolving Credit Notes, or in connection with any transaction with the Agent or any Lender or any Affiliate of the Agent or any Lender in connection with the arrangements contemplated hereby, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Agent or any Lender or any Affiliate of the Agent or any Lender in connection with the arrangements contemplated hereby, as each may be amended from time to time.

         "LOCAL DDA": A depository account maintained by the Borrower, the only contents of which may be transfers from the Funding Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "LOCKBOX":        An arrangement to which the Borrower is a party,
                           pursuant to which payments on account of the Borrower's Receivables Collateral are made to a post office box, access to which is limited to a bank which processes such payments and forwards the proceeds thereof in accordance with instructions provided by the Borrower.

         "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of the within Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place or where preparation of the Borrower's statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5-12 where such a breach would not have occurred if such




                                      .17 .

                  change had not taken place or visa versa.

         "MATURITY DATE": October 31, 2003.

         "OPERATING ACCOUNT": Is defined in Section 7-4.

         "PARTICIPANT": Is defined in Section 14-14, hereof.

         "PERMITTED ENCUMBRANCES": Those Encumbrances permitted as provided in
                  Section 4-6(a) hereof.

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in
                  Section 8-1 hereof.

         "REAL PROPERTY": (a) 155 Hidden Ravines Drive, Powell, Ohio 43065 (the
                  "Ohio Property") and (b) 280 West Nine Mile, Ferndale, Michigan 48220 (the "Michigan Property").

         "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

         "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

         "RELATED ENTITY": (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; controls or is controlled by the Borrower or by any Affiliate of the Borrower.


                                      .18 .

                                  (b)     Any Affiliate.

         "REQUIREMENT OF LAW": As to any Person:

                           (a)(i) All statutes, rules, regulations, orders, or
                  other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

                           (b) That Person's charter, certificate of
                  incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "RESERVES": All (if any) Availability Reserves, A/R Reserves, and
                  Inventory Reserves.

         "REVOLVING CREDIT": Is defined in Section 2-1.

         "REVOLVING CREDIT NOTE": Is defined in Section 2-7.

         "REVOLVING CREDIT LOAN": A term of convenience which refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See
                  Section 2-9(c)).

         "SEC": The Securities and Exchange Commission.




                                      .19 .

         "STATED AMOUNT": The maximum amount for which an L/C may be honored.

         "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10-12 hereof; or
                  (c) date set by notice by the Agent to the Borrower, which notice sets the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10-12 hereof.

         "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

         "YEAR 2000 PROBLEM": The risk that a computer application (hardware or software) may not be able to recognize certain dates or properly perform date sensitive functions involving dates prior to and after December 31, 1999.

ARTICLE 2 - THE REVOLVING CREDIT:

         2-1.     Establishment of  Revolving Credit.

                  (a) The Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrower's favor pursuant to which each Lender, subject to, and in accordance with, the within Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein, in each instance equal to that Lender's Commitment Percentage of Availability, up to the maximum amount of that Lender's Dollar Commitment. The amount available for borrowing under the Revolving Credit shall be determined by the Agent by reference to Availability, as determined by the Agent from time to time.

                  (b) As used herein, the following terms have the following meanings:
                           (i) "AVAILABILITY" refers at any time to the result of the following:

                                    (A) Borrowing Base.

                                    Minus

                                    (B) The then unpaid principal balance of the Loan Account.

                                    Minus

                                    (C) The then Stated Amount of all L/C's.





                                      .20 .

                           (ii) "BORROWING BASE" refers at any time to the lesser of 2-1(b)(ii)(A) or 2-1(b)(ii)(B), where:

                                    (A) is the Loan Ceiling.

                                    (B) is the result of the following:

                                        (I)          The A/R Advance Rate of the
                                                     face amount of Acceptable
                                                     Accounts (net of A/R
                                                     Reserves)

                                        Plus

                                        (II)         The Inventory Advance Rate
                                                     of the Cost of Acceptable
                                                     Inventory (net of Inventory
                                                     Reserves).

                                        Minus

                                        (III)        The then aggregate of the
                                                     Availability Reserves.

                  (c) Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 5-4 hereof.

                  (d) The proceeds of borrowings under the Revolving Credit shall be used solely for (i) working capital purposes of the Borrower, (ii) Capital Expenditures, (iii) Permitted Acquisitions, (iv) the retirement or repurchase of the Borrower's Senior Unsecured Convertible Subordinated Debentures in the approximate face amount of $50,000,000.00, provided no such payment, retirement, or repurchase shall be made after the occurrence of any Suspension Event or Event of Default or if such payment, retirement, or repurchase gives rise to an Event of Default, (v) repayment of outstanding loans and other obligations to BankOne, N.A. and its affiliates, and (vi) those purposes described in Section 4-19(a) and (b), below, all solely to the extent permitted by the within Agreement.

         2-2.     Advances in Excess of Borrowing Base. No Lender has any
obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrower such that the balance of the Loan Account exceeds the Borrowing Base. The making of loans, advances, and credits and the providing of financial accommodations in excess of the Borrowing Base is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that the Borrowing Base is exceeded shall not obligate any Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

         2-3.     Risks of Value of Collateral. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a



                                      .21 .

determination by the Agent or any Lender relative to the actual value of the asset in question. All risks concerning the collectability of the Borrowers accounts and the saleability of the Borrower's Inventory are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agent or by any Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

         2-4.     Loan Requests.

                  (a) Subject to the provisions of the within Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Borrower shall be made pursuant hereto, provided that:

                           (i)      Borrowing Base will not be exceeded; and

                           (ii) The Revolving Credit has not been suspended as provided in Section 2-4(i).

                  (b) Requests for loans and advances under the Revolving Credit may be requested by the Borrower in such manner as may from time to time be acceptable to the Agent.

                  (c) Subject to the provisions of the within Agreement, the Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving the Agent notice no later than the following:

                           (i) If such Revolving Credit Loan is or is to be converted to a Base Margin Loan: By 11:30AM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrower, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

                           (ii) If such Revolving Credit Loan is, or is to be continued as, or converted to, a Libor Loan: By 1:00PM Three (3) Libor Business Days before the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $1,000,000.00 and in increments of $100,000.00 in excess of such minimum.

                           (iii) Any Libor Loan which matures while a Suspension Event is extant shall be converted, at the option of the Agent to a Base Margin Loan notwithstanding any notice from the Borrower that such Loan is to be continued as a Libor Loan.

                  (d) Any request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Agent

                  (e) If, during the sixty (60) days immediately preceding the day on which a loan request is made there has been no unpaid principal balance in the Loan Account on account of loans and


                                      .22 .

advances under the Revolving Credit, the loan so requested shall be made (subject to all other provisions of the within Agreement) no later than the Second Business Day after (and not counting) the day on which the loan otherwise would have been made as provided above.

                  (f) The Borrower may request that the Agent cause the issuance of L/C's for the account of the Borrower as provided in Section 2-16.

                  (g) The Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Agent, in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Agent.

                  (h) A request by the Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

                           (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished Agent or any Lender pursuant to this Agreement.

                           (ii) The Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement.

                           (iii) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete as of and as if made on the date of such request.

                           (iv)     No Suspension Event is then extant.

                  (i) Upon the occurrence from time to time of any Suspension Event:

                           (i) The Agent may suspend the Revolving Credit immediately.

                           (ii) Neither the Agent nor any Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.
                           (iii) The Agent may suspend the right of the Borrower to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.

                           (iv) If the Suspension Event is an Event of Default, the Agent may exercise all rights and remedies on account thereof.

         2-5.     Making of Loans Under Revolving Credit.

                  (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Funding Account or as otherwise instructed by the Borrower.



                                      .23 .

                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrower shall be indebted to the Agent for the amount thereof immediately) at the following:

                           (i) The Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower).

                           (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

                  (c) There shall not be any recourse to or liability of the Agent or any Lender, on account of any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Agent in accordance with wire instructions provided to the Agent by the Borrower.

         2-6.     The Loan Account.

                  (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Agent. A record may be kept in the Loan Account of all loans made under or pursuant to this Agreement and of all payments thereon.

                  (b) The Agent may also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Agent or the Lenders on account of the Liabilities and of all credits against such amounts so owed.

                  (c) All credits against the Liabilities shall be conditional upon final payment to the Agent for the Account of each Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against Agent or any Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Agent may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit after such amounts are then due and payable.

                  (e) The Agent, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other Liabilities and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and Borrower's obligations under Section 2-8(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2-6(e) shall bear interest , subject to Section 2-9(f), at the Base



                                      .24 .

Margin Rate.

                  (f) Any statement rendered by the Agent or any Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Agent with written objection thereto within sixty (60) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         2-7.     The Revolving Credit Notes. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of EXHIBIT 2-7, annexed hereto, executed by the Borrower, one payable to each Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Agent.

         2-8.     Payment of The Loan Account.

                  (a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Such payments shall be applied first to Base Margin Loans and only then to Libor Loans

                  (b) The Borrower, without notice or demand from the Agent or any Lender, shall pay the Agent that amount, from time to time, which is necessary so that the unpaid balance of the Loan Account does not exceed the Borrowing Base. Such payments shall be applied first to Base Margin Loans and only then to Libor Loans

                  (c) The Agent shall endeavor to cause those application of payments (if any), pursuant to Sections 2-8(a) and 2-8(b) against Libor Loans then outstanding in such manner as results in the least cost to the Borrower, but shall not have any affirmative obligation to do so nor liability on account of the Agent's failure to have done so. In no event shall action or inaction taken by the Agent excuse the Borrower from any indemnification obligation under
Section 2-8(e).

                  (d) The Borrower shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

                  (e) The Borrower shall indemnify each Lender and hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) which such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                          (i) Default by the Borrower in payment of the principal amount of or any


                                      .25 .

         interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Libor Loans

                           (ii) Default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                           (iii) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans as "breakage fees" (so-called).


         2-9.     Interest Rates.

                  (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2-4(c)(ii) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

                  (b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate.

                  (c) Subject to the provisions hereof, the Borrower, by notice to the Agent, may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by the Borrower. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".

                  (d) The Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than Five (5) Libor Rates applicable to the Revolving Credit Loans at any one time.

                  (e) The Borrower shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                           (i) On the applicable Interest Payment Date for that Revolving Credit Loan.

                           (ii)      On the Termination Date and on the End
         Date.

                           (iii) Following the occurrence of any Event of Default, with such frequency as may be determined by the Agent.

                  (f) Following the occurrence of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Agent at rate which is the aggregate of the Base Margin Rate plus Two Percent (2%) per annum.



                                      .26 .

         2-10.    Commitment Fee. As compensation for the commitment of BBRF included herein to make loans and advances to the Borrower and as compensation for its maintenance of sufficient funds available for such purpose, BBRF has earned a COMMITMENT FEE (so referred to herein) at the times and in the amounts as set forth the Fee Letter.

         2-11.    Agent's Fee. As compensation for BBRF serving as Agent
hereunder and in addition to any other fee or expense paid by the Borrower on account of the Revolving Credit, the Borrower shall pay the Agent an AGENT'S FEE (so referred to herein) at the times and in the amounts as set forth the Fee Letter.

         2-12.    Line (Unused) Fee. In addition to any other fee by the
Borrower on account of the Revolving Credit, the Borrower shall pay the Agent, for the benefit of the Lenders, a LINE (UNUSED) FEE (so referred to herein), quarterly in arrears, equal to 0.25% per annum of the difference between the average unpaid principal balance of Loan Account and the Loan Ceiling.

         2-13.    Early Termination Fee.

                  (a) In the event that the Termination Date occurs, for any reason, prior to the first anniversary of this Agreement,, the Borrower shall pay the Agent, for the benefit of the Lenders, the EARLY TERMINATION FEE (so referred to herein)equal to 0.5% of the Loan Ceiling in effect as of such closing, provided, however, no Early Termination Fee shall be payable if such termination is in concert with the establishment of a replacement working capital facility provided or agented by BBRF or any of its affiliates (it being understood that the forgoing does not constitute the commitment or agreement of BankBoston Retail Finance Inc. or any of its Affiliates to so refinance the Liabilities).

         2-14      Concerning Fees. The Borrower shall not be entitled to any credit, rebate or repayment of the Commitment Fee, Line (Unused) Fee, Early Termination Fee, or other fee previously earned by the Agent or any Lender pursuant to this Agreement notwithstanding any termination of the within Agreement or suspension or termination of the Agent's and any Lender's respective obligation to make loans and advances hereunder.

         2-15.    Agent's and Lenders' Discretion.

                  (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Lender shall be to that Person's exercise of its judgement, in good faith (which shall be presumed), based upon that Person's consideration of any such factor as the Agent or that Lender,


                                      .27 .

taking into account information of which that Person then has actual knowledge, believes:

                           (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Agent's security and collateral interests therein, or the amount which the Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

                           (ii) Indicates that any report or financial information delivered to the Agent or any Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of the within Agreement.

                           (iii)   Constitutes a Suspension Event.
                  (b) In the exercise of such judgement, the Agent and each Lender also may take into account any of the following factors:

                           (i)     Those included in, or tested by, the
         definitions of "Acceptable Inventory," "Retail," and "Cost".

                           (ii) Material changes in or to the mix of the Borrower's Inventory.


                           (iii) Seasonality with respect to the Borrower's Inventory and patterns of retail sales.

                           (iv) Such other factors as the Agent and each Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

                           (v) Any discretion otherwise granted to the Agent elsewhere in this Agreement.

                  (c) The burden of establishing the failure of the Agent or any Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrower's.

         2-16.    Procedures For Issuance of L/C's.

                  (a) The Borrower may request that the Agent cause the issuance of L/C's for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Agent.

                  (b) The Agent will cause the issuance of any L/C so requested by the Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2-4(i) and if so issued:

                           (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Ten Million Dollars and No Cents ($10,000,000.00).

                           (ii) The expiry of the L/C is not later than the earlier of Thirty (30) days prior



                                      .28 .

         to the Maturity Date (unless the Borrower provides cash collateral reasonably acceptable to the Agent in an amount equal to 105% of the Stated Amount of any L/C having an expiry after that date) or the following:

                                    (A)      Standby's: One (1) year from
                                             initial issuance.

                                    (B)      Documentary's: One Hundred (100)
                                             days from issuance.

                           (iii)    Borrowing Base would not be exceeded.

                  (c) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (d) There shall not be any recourse to, nor liability of, the Agent or any Lender on account of

                           (i) Any delay or refusal by an Issuer to issue an L/C;

                           (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C.

                  (e) The Agent, without the request of the Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrower, the Issuer, or the Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Borrowing Base's being exceeded. Such action shall not constitute a waiver of the Agent's rights under Section 2-8(b) hereof.

         2-17.    Fees For L/C's.

                  (a) The Borrower shall pay to the Agent a fee, for the benefit of the Lenders, on account of L/C's, the issuance of which had been procured by the Agent, monthly in arrears, and on the Termination Date and on the End Date, equal to .75% per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid.

                  (b) In addition to the fee to be paid as provided in Subsection 2-17(a), above, the Borrower shall pay to the Agent (or to the Issuer, if so requested by Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

         2-18.    Concerning L/C's.

                  (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                          (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

                          (ii) The form, sufficiency, correctness, genuineness, authority of any person


                                      .29 .

         signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

                  (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

                  (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

                          (i)       Select an advising bank, if any.

                          (ii)      Select a paying bank, if any.

                          (iii)     Select a negotiating bank.

                  (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, any Lender, nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                  (e) The Agent's, each Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

                  (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                          (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Agent, any or any Issuer has an obligation to lend to fund drawings under any L/C; or

                          (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;




                                      .30 .

and the result of any event referred to in Section 2-18(g)(i) or 2-18(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Agent and delivery by the Agent to the Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Agent, from time to time as specified by the Agent, such amounts as shall be sufficient to compensate such Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 2-18(g)(i) or 2-18(g)(ii), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrower.

                  (h) The obligations of the Borrower under the within Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                           (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of the within Agreement, any L/C, or any other agreement or instrument relating thereto.

                           (ii) Any amendment or waiver of, or consent to the departure from, any L/C.

                           (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

                           (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

         2-19.    Changed Circumstances.

                  (a) The Agent may give the Borrower notice of the occurrence of the following:

                           (i). The Agent shall have determined in good faith (which determination shall be final and conclusive) on any day on which the rate for a Libor Loan would otherwise be set, that adequate and fair means do not exist for ascertaining such rate.

                           (ii). The Agent shall have determined in good faith (which determination shall be final and conclusive) that:

                                    (A)  The continuation of or conversion of
                  any Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or compliance by the Agent or any Lender in good faith with any applicable law or governmental

                                      .31 .

                  regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law).

                                    (B)  The indices on which the interest rates
                  for Libor Loans are based shall no longer represent the effective cost to the Agent or any Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                  (b) In the event that the Agent gives the Borrower notice of an occurrence described in Section 2-19(a), then, until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply:

                           (i) The obligation of the Agent and of each Lender to make Libor Loans of the type affected by such changed circumstances or to permit the Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                           (ii) Any notice which the Borrower had given the Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to Section 2-19(a), shall be deemed at the option of the Agent to not having been given.

         2-20. Increased Costs. If, as a result of any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrower to the Agent or any Lender under this Agreement (except for taxes on the Agent or any Lender's overall net income or capital imposed by the jurisdiction in which the Agent or that Lender's principal or lending offices are located);

                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

                  (c). imposes on any Lender any other condition with respect to any Loan Document; or

                  (d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in the such Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by such Lender in respect of any loan, advance or financial accommodation by an amount which the such Lender deems to be material, then upon the Agent's giving written notice thereof,



                                      .32 .

from time to time, to the Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrower shall forthwith pay to the Agent, for the benefit of the subject Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income.

         2-21     Lenders' Commitments.
                  (a) The obligations of each Lender are several and not joint. No Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of

                                    (i)      that Lender's Commitment Percentage
         of the subject loan or advance or of Availability; or

                                    (ii)     that Lender's Dollar Commitment,

                  (b) No Lender shall have any liability to the Borrower on account of the failure of any other Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

                  (c) The Dollar Commitments, Commitment Percentages, and identities of the Lenders (but not the overall Commitment) may be changed, from time to time by the reallocation or assignment of Dollar Commitments and Commitment Percentages amongst the Lenders or with other Persons who determine to become "Lenders", provided, however,

                             (i) Unless an Event of Default has occurred (in which event, no consent of the Borrower is required) any assignment to a Person not then a Lender shall be subject to the prior consent of the Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Borrower provides the Agent with written objection, not more than Five (5) Business Days after the Agent shall have given the Borrower written notice of a proposed assignment).

                             (ii) Any such assignment or reallocation shall be on a pro-rata basis such that each reallocated or assigned Dollar Commitment to any Person remains the same percentage of the overall Commitment (in terms of dollars) as the reallocated Commitment Percentage is to such Person.

                  (d). Upon written notice given the Borrower from time to time by the Agent, of any assignment or allocation referenced in Section 2-21(c):

                             (i) The Borrower shall execute one or more replacement Revolving Credit Notes to reflect such changed Dollar Commitments, Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrower, the


                                      .33 .

         Agent, in lieu of causing the Borrower to execute one or more new Revolving Credit Notes, may issue the Agent's Certificate confirming the resulting Commitments and Commitment Percentages.

                           (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Lender shall have all rights and privileges of a Lender hereunder thereafter as if such Person had been a signatory to the within Agreement and any other Loan Document to which a Lender is a signatory and any person removed as a Lender shall be relieved of any obligations or responsibilities of a Lender hereunder thereafter.

                  (e) The Borrower recognizes that the Agent's exercise of any discretion accorded to the Agent herein and of its rights, remedies, powers, privileges, and discretions with respect to the Borrower is subject to a certain Agency Agreement amongst the Agent and the Lenders. The provisions of the Agency Agreement relating to voting rights of the Lenders shall be subject to the approval of the Borrower, which approval shall not be unreasonably delayed or withheld. The Borrower acknowledges that the Borrower's approval of the voting rights shall be deemed furnished if the voting rights provision described in
EXHIBIT 2-21 hereto are incorporated in the Agency Agreement.


ARTICLE 3 - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3-1 through and including 3-5, (each in form and substance satisfactory to the Agent) shall have been delivered to the Agent, and the conditions respectively described in Sections 3-6 through and including 3-10, shall have been satisfied:

         3-1.     Corporate Due Diligence.
         Each of the following with respect to the Borrower and each Guarantor:

                  (a) A Certificate of corporate good standing issued by the Secretary of State of the state of incorporation of such entity.

                  (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's or Guarantor's business conducted or assets owned requires such qualification.

                  (c) A Certificate of the Borrower's and each Guarantor's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents and attaching certified copies of the charter documents and by-laws of the Borrower.





                                      .34 .

         3-2.     Opinion. An opinion of counsel to the Borrower and the
Guarantors in form and substance satisfactory to the Agent.

         3-3.     Warehousemen's Waivers. The delivery to the Agent of waivers or subordinations (each in form satisfactory to the Agent) executed by each of the Borrower's warehousemen.

         3-4.     Additional Documents. Such additional instruments and
documents as the Agent or its counsel reasonably may require or request, including, without limitation, the following:

                           (a) Open-End Mortgage, Security Agreement, Assignment of Leases and Rents on the Ohio Property (not to be recorded at the present time), and Non-Encumbrance Agreement on the Ohio Property.

                           (b)      Mortgage on the Michigan Property.

                           (c) Intercreditor Agreement amongst the Agent, the Borrower, and McKesson Corporation.

                           (d)      Guaranty to be executed by each Guarantor.

                           (e) Security Agreement to be executed by each Guarantor.

                           (f) Stock Pledge Agreement to be executed by the Borrower pledging all issued and outstanding stock of each Guarantor.

         3-5. Officers' Certificates. Certificates executed by the President or the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Borrower to the Agent and the Lenders in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         3-6. Representations and Warranties. Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made and as of the date hereof.




                                      .35 .

         3-7. Minimum Excess Availability. The Borrowing Base, after giving effect to the first funding under the Revolving Credit; all then held checks (if any); accounts payable which are beyond credit terms then accorded the Borrower; overdrafts; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, is not less than $70,000,000.00.

         3-8. All Fees and Expenses Paid. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Agent) shall have been paid.

         3-9.  No Suspension Event. No Suspension Event shall then exist.

         3-10. No Adverse Change. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition when compared with such financial condition at May 30, 1998.

No document shall be deemed delivered to the Agent or any Lender until received and accepted by the Agent at its head offices in Boston, Massachusetts. Under no circumstances will the within Agreement take effect until executed and accepted by the Agent at said head office.


ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:


         To induce each Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in the within Agreement.

         4-1. Payment and Performance of Liabilities. The Borrower shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         4-2.  Due Organization - Corporate Authorization - No Conflicts.

               (a) The Borrower presently is and shall hereafter remain in good standing as a



                                      .36 .

Delaware corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary.

               (b) Each Related Entity is listed on EXHIBIT 4-2, annexed hereto. Each Related Entity is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in each other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification is necessary. The Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be a Related Entity.

               (c) The Borrower shall not change its State of incorporation nor its taxpayer identification number.

               (d) The Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

               (e) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                    (i) Have been duly authorized by all necessary corporate action.

                    (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                    (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

               (f) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         4-3.  Trade Names.

               (a)   EXHIBIT 4-3, annexed hereto, is a listing of:

               (i) All names under which the Borrower conducted its business within the past five (5) years.

               (ii) All entities and/or persons within the past five (5) years with whom the Borrower consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

               (b) The Borrower will not change its name or conduct its business under any name



                                      .37 .

not listed on EXHIBIT 4-3 except (i) upon not less than twenty-one (21) days prior written notice (with reasonable particularity) to the Agent and (ii) in compliance with all other provisions of this Agreement.

         4-4.     Infrastructure.

                  (a) The Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted.

                  (b) Based upon a diligent inquiry undertaken by the Borrower, it appears that certain computer applications which the Borrower presently employs do have a Year 2000 Problem. On or before May 1, 1999, the Borrower shall remedy all Year 2000 Problem deficiencies it may have with existing computer applications that could have a material adverse effect on the Borrower's business operations, to the Agent's reasonable satisfaction. The Borrower will not employ any computer application hereafter unless the Borrower shall have first made a diligent inquiry to assure that no Year 2000 Problem will arise on account of the use of such application.

                  (c) The Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

                  (d) The conduct by the Borrower of the Borrower's business does not presently infringe (nor will the Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

         4-5.     Locations.

                  (a) The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at the Borrower's chief executive offices at

                      (i)     155 Hidden Ravines Drive, Powell, Ohio 43065; and

                      (ii) those locations which are listed on EXHIBIT 4-5, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords.

                  (b) The Borrower shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4-5 except to:

                      (i) accomplish sales of Inventory in the ordinary course of business; or


                                      .38 .

                           (ii) move Inventory from one such location to another such location; or

                           (iii) utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

                  (c) The Borrower will not execute any lease other than in the ordinary course of business, not otherwise in violation of the Agreement, and subject to furnishing the Agent with ten (10) days notice prior to opening any new location, and using its best efforts to obtain a landlord's waiver in favor of the Agent in form reasonably satisfactory to the Agent.

                  (d) The Borrower may alter, modify, or amend any Lease; provided that no such amendment shall result in a violation of this Agreement or in the Borrower's granting a landlord an Encumbrance on any of the Borrower's assets.
                  (e) The Borrower shall not cease the conduct of business from any of its present or future locations without first furnishing the Agent with at least ten (10) days prior notice thereof, unless any such cessation is caused by force majeure or other event beyond the control of the Borrower.

                  (f) Except as otherwise disclosed pursuant to, or permitted by, this Section 4-5, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

         4-6.     Title to Assets.

                  (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

                           (i)      Encumbrances in favor of the Agent.

                           (ii)     Those Encumbrances (if any) listed on
                                    EXHIBIT 4-6(A), annexed hereto.

                           (iii) Purchase money security interests in Equipment to secure Indebtedness and/or Leases of Equipment otherwise permitted hereby not to exceed $15,000,000.00 outstanding at any one time.

                           (iv)     factoring of accounts receivable to
         McKesson.

                           (v) refinancing of the existing first mortgage on or sale and leaseback of the Real Property provided no Event of Default or Suspension Event is then occurring.

                  (b) Except as set forth in EXHIBIT 4-6(B), annexed hereto, the Borrower does not and shall not have possession of any property on consignment to the Borrower.

                  (c) Subject to Section 4-6(a)(iii) above, the Borrower shall have the right to enter into Capital Leases, operating leases, and/or purchase money financing transactions, for the acquisition of Equipment.

         4-7.     Indebtedness. The Borrower does not and shall not hereafter have any Indebtedness


                                      .39 .

with the exceptions of:

                  (a) Any Indebtedness to the Lenders.

                  (b) The Indebtedness (if any) listed on EXHIBIT 4-7, annexed hereto.

                  (c) Indebtedness otherwise associated with the acquisition of Equipment otherwise permitted by the Fixed Charge Ratio limitations imposed herein (Section 5-12).

         4-8.     Insurance Policies.

                  (a) EXHIBIT 4-8, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

                 (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Agent. The coverage reflected on EXHIBIT 4-8 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of Sixty (60) days' written notice of cancellation to the Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agent, which endorsement shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Agent , at its option, may obtain such insurance, provided, however, the Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Agent certificates or other evidence satisfactory to the Agent regarding compliance by the Borrower with the foregoing insurance provisions.

                  (c) The Borrower shall advise the Agent of each claim in excess of $250,000.00 made by the Borrower under any policy of insurance which covers the Collateral. Following the occurrence of any Event of Default, the Borrower will permit the Agent, at the Agent's option in each instance, to the exclusion of the Borrower, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrower hereby appoints the Agent as the Borrower's attorney in fact, exercisable upon the occurrence of any Event of Default, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Agent any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent. The Agent shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The


                                      .40 .

Agent may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Agent may determine.

         4-9. Licenses. Each license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party is in full force and effect.

         4-10. Leases. EXHIBIT 4-10, annexed hereto, is a schedule of all presently effective Capital Leases. Exhibit 4-5 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Agent at any time and from time to time after the occurrence of any Event of Default to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Agent may determine.

         4-11. Requirements of Law. The Borrower is in compliance in all material respects with, and shall hereafter in all material respects comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

         4-12.    Maintain Properties. The Borrower shall:

                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                  (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                           (i) The sale of Inventory in compliance with the within Agreement.

                           (ii)      The disposal of Equipment which is
         obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

                           (iii) The turning over to the Agent of all Receipts as provided herein.

                           (iv)      The sale and leaseback of any Real
         Property, provided such lease



                                      .41 .

         enables the Borrower to use the property in the same manner as previously used.

                  (e) Require that substantially all Inventory be held in the name of the Borrower and not in the name of the Guarantors or any other Related Entity.

         4-13.    Pay Taxes.

                  (a) The Borrower has received written notice from the Internal Revenue Service that the Internal Revenue Service has completed its examination of the Borrower's federal income tax returns for all tax years through and including the Borrower's taxable year referenced on EXHIBIT 4-13, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

                  (b) The Borrower has received written notice from the respective state and local taxing authorities to which the Borrower is subject that such authorities have completed their respective examination of the Borrower's returns for all state and local income, excise, sales, and other taxes for which the Borrower is liable for the respective tax years referenced on EXHIBIT 4-13, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes, except as part of an agreement to contest such tax assessment or audit in good faith. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

                  (c) Except as disclosed on said EXHIBIT 4-13, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any other taxing authority, other than ongoing state sales tax audits.

                  (d) Except for taxes, assessments, or other governmental charges which are being contested in good faith by appropriate proceedings, and as to which no Encumbrance in excess of $250,000.00 has arisen in the Agent's reasonable judgment, which shall take priority over the Agent's Encumbrance, the Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any


                                      .42 .

trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

                  (e) At its option after the occurrence of any Event of Default, or prior thereto, if the Agent reasonably determines an Encumbrance may arise which will take priority over the Agent's Encumbrance, the Agent may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Agent , in the Agent's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment, nor shall payment be determinative of the existence of an Event of Default.

         4-14.    No Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G,U,T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         4-15.    ERISA.  Neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:

                  (a) Materially violate or fail to be in material compliance with the Borrower's Employee Benefit Plan.

                  (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower, the failure of which would have a material adverse affect on the Borrower.

                  (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

                  (d) Engage in, or commit, any act such that a material tax or material penalty could be imposed upon the Borrower on account thereof pursuant to ERISA.

                  (e) Accumulate any material funding deficiency within the meaning of ERISA.

                  (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

                  (g) Be a member of, contribute to, or have any obligation under any Employee


                                      .43 .

Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

         4-16.    Hazardous Materials.

                  (a) Except as described in EXHIBIT 4-16, annexed hereto, the Borrower has never:

                           (i) Been legally responsible for any release or threat of release of any Hazardous Material.

                           (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

                  (b)      The Borrower shall:

                           (i) Dispose of any Hazardous Material only in compliance with all Environmental Laws.

                           (ii) Not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

                  (c) The Borrower shall provide the Agent with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

         4-17.    Litigation. Except as described in EXHIBIT 4-17, annexed
hereto, there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         4-18. Permitted Acquisitions. The Borrower may effect acquisitions of all or of economic units of an enterprise (the "TARGET") subject to the satisfaction of the following conditions:

               (a) The structure of such acquisition shall be reasonably satisfactory to the Agent and shall either be (i) the acquisition of all of the capital stock of the Target which, immediately following its acquisition, is merged into the Borrower, (ii) the acquisition of substantially all of the assets of the Target, or specific economic units of Target, or (iii) the creation of or result in the organization of a Related Entity which is a wholly-owned subsidiary of the Borrower provided that the Agent shall be furnished such Entity's unlimited guaranty (in form and substance satisfactory to the Agent), which




                                      .44 .

unlimited guaranty shall be secured by a first perfected security interest and lien on all assets of such Entity subject to Permitted Encumbrances.

                  (b) The Target is in a business which is similar to that presently conducted, i.e. a chain of discount retail drug stores, provided, however, the percentage mix of the Target's inventory concentration reasonably may vary from the present percentage mix of the Borrower's inventory.

                  (c) No Event of Default shall occur on account of or as a direct consequence of the subject acquisition.

                  (d) Immediately following the consummation of the subject acquisition, excess Availability shall not be less than $25,000,000.00.

                  (e) At all times during the 12 months next following the consummation of any acquisition, excess Availability shall not be less than $10,000,000.00.

                  (f) The Agent and the Lenders shall have no obligation to include any Inventory acquired in such Permitted Acquisition (or Inventory of a similar type and nature acquired after the Permitted Acquisition) as "Acceptable Inventory", provided that the Agent and the Lenders will not unreasonably withhold consent to include such Inventory as "Acceptable Inventory" based upon appraisals conducted by and satisfactory to the Agent, advance rates which may be different than those set forth in this Agreement, and subject to such Inventory being of a similar type as presently maintained by the Borrower, all as determined in the Agent's sole discretion.

                  (g) Not less than 30 days prior to a proposed acquisition, the Borrower shall furnish the Agent with a forecast of the performance of the Borrower, after giving effect to the proposed acquisition, for the 24 months following the acquisition, which forecast

                         (i) shall be prepared following a methodology which is reasonably satisfactory to the Agent; and

                         (ii) demonstrates that the Borrower will be in compliance with (A) the foregoing minimum excess Availability requirement during the period covered by such forecast and (B) the Fixed Charge Ratio.

         4-19.    Dividends or Investments. The Borrower shall not:

                  (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock after the date of this Agreement which in the aggregate through the Maturity Date, inclusive of amounts expended pursuant to Section 4-19(b), below, exceeds $10,000,000.00.

                  (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock, after the date of this Agreement which in the aggregate through the Maturity Date, inclusive of amounts expended pursuant to
Section 4-19(a), above, exceeds $10,000,000.00.

                  (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.


                                      .45 .

                  (d) Except as permitted pursuant to Section 4-18 hereof, merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

                  (e) Except as permitted pursuant to Section 4-18 hereof, consolidate any of the Borrower's operations with those of any other corporation or other entity.

                  (f) Except as permitted pursuant to Section 4-18 hereof, organize or create any Related Entity.

                  (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

                  (h) Acquire any assets other than in the ordinary course and conduct of the Borrower's business as conducted at the execution of this Agreement, except as provided under Section 4-18, above.

                  (i) Make any payment, whether for early retirement or repurchase or otherwise, in respect of the Borrower's Senior Unsecured Convertible Subordinated Debentures if, either before such payment or after giving effect to such payment, any Suspension Event or Event of Default shall have occurred.

         4-20.    Loans. Except as described in EXHIBIT 4-20, annexed hereto, the Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

                  (a) Advance payments made to the Borrower's suppliers in the ordinary course.

                  (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

         4-21.    Protection of Assets. After the occurrence of any Event of
Default, the Agent, in the Agent's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Agent had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Agent, on demand, or the Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.




                                     .46 .

         4-22.    Line of Business. The Borrower shall not engage in any
business other than the business in which it is currently engaged or a business reasonably related thereto.

         4-23.    Affiliate Transactions. Except as described in EXHIBIT 4-23, annexed hereto, the Borrower shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased in the ordinary course of business by the Borrower from, or sold in the ordinary course of business by the Borrower to, such Related Entity for a price and on terms which shall

                  (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                  (b) no be less favorable from those which would have been charged in an arms length transaction.

         4-24.    Additional Assurances.

                  (a) The Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) will be not be subject to a perfected security or other collateral interest that is perfected by the filing of a financing statement in favor of the Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

                  (b) The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security or other collateral interest in favor of the Agent to secure the Liabilities (subject only to Permitted Encumbrances or otherwise permitted pursuant to Section 4-6(a) hereof).

                  (c) The Borrower shall execute and deliver to the Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agent may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Agent's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Agent with respect to the recordation and/or perfection of the security interests created herein.

                  (d) The Borrower hereby designates the Agent as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Agent's security and other collateral interests in the Collateral exercisable if the Borrower has failed to sign such financing statements within five (5) days after receipt from the Agent, or upon the request of the Borrower.

                  (e) A carbon, photographic, or other reproduction of this Agreement or of any



                                     .47 .

financing statement or other instrument executed pursuant to this Section 4-24 shall be sufficient for filing to perfect the security interests granted herein.

         4-25.    Adequacy of Disclosure.

                  (a) All financial statements furnished to the Agent and each Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                  (b) The Borrower does not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Agent and each Lender prior to the execution of the within Agreement.

                  (c) To the best of the Borrower's knowledge, no document, instrument, agreement, or paper now or hereafter given the Agent or any Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of the within Agreement by the Agent and each Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower (other than risks inherent in general economic conditions) which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Agent and each Lender.

         4-26     Labor Contract. The Borrower has not been and is not currently a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and there is not threatened,
(a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any material proceeding against or affecting the Borrower relating to the alleged violation of any Requirement of Law pertaining to labor relations or National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Borrower, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Borrower, and no such action is contemplated by the Borrower. The Borrower has complied in all material respects with all Requirements of Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Borrower is not liable for the payment of any material compensation, damages, taxes, fines, penalties, or other amounts,



                                     .48 .

however, designated, for failure to comply with any of the foregoing Requirements of Law.

         4-27.    Other Covenants. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         5-1.     Maintain Records.

                  (a)     The Borrower shall:

                           (i)      At all times, keep proper books of account,
in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

                           (ii)     Timely provide the Agent with those
financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

                           (iii)    At all times, keep accurate current records
of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                           (iv)     At all times, retain independent certified
public accountants who are reasonably satisfactory to the Agent (the Borrower's present certified public accountants being satisfactory to the Agent) and instruct such accountants to fully cooperate with, and be available to, the Agent and each Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agent or that Lender.

                            (v)     Not change the Borrower's fiscal year.

                  (b) The Agent and each of the Lenders agrees that they will not disclose without the prior consent of the Borrower (other than to its employees, Affiliates, advisors or counsel, each of whom shall be directed to observe this confidentiality obligation) any information with respect to the Borrower or any Related Entity which is now or in the future furnished pursuant to this Agreement or any other Loan Document and which is designated by the Borrower in writing as confidential, provided, however, that the Agent and the Lenders may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any


                                     .49 .

municipal, state, or federal regulatory body having or claiming to have jurisdiction over the Agent or any Lender, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to the Agent or any Lender, (v) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of this Agreement, the Liabilities, or any interest therein by the Agent or any Lender, which transfer or participation is permitted by the terms of this Agreement and (vi) to the Agent and other Lenders.

         5-2.     Access to Records.

                  (a) The Borrower shall accord the Agent and the Agent's representatives and each Lender at the time access is granted to the Agent, with access from time to time as the Agent and such representatives may require to all properties owned by or over which the Borrower has control. The Agent and the Agent's representatives shall have the right, and the Borrower will permit the Agent and such representatives from time to time as the Agent and such representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Agent. Prior to the occurrence of any Event of Default any Lender's participation in the foregoing shall be at its own expense. After the occurrence of an Event of Default all such reasonable costs and expenses shall be paid by the Borrower.

                  (b) The Borrower hereby authorizes the Agent and the Agent's representatives to:

                         (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Agent and the Agent's representatives with respect thereto.

                         (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

         5-3.     Immediate Notice to Agent .

                  (a) The Borrower shall provide the Agent with written notice as soon as reasonably possible upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                         (i)      Any change in the Borrower's Executive
         Officers.

                         (ii) The completion of any physical round of the Borrower's Inventory


                                     .50 .

         (together with a copy of the results thereof, certified by the Borrower's President of Chief Financial Officer).

                           (iii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors other than on account of a good faith dispute with the subject creditor.

                           (iv) Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than ten (10) days following the day on which such rent first came due.

                           (v)     Any material change in the business,
         operations, or financial affairs of the Borrower.

                           (vi)    The occurrence of any Suspension Event.

                           (vii) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5-1(a)(iv)).

                           (viii) Any litigation which, if determined adversely to the Borrower, might have a material adverse effect on the financial condition of the Borrower.

                  (b)      The Borrower shall:

                           (i) Provide the Agent, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).

                           (ii)    Provide the Agent:

                                   (A) When filed, copies of all filings with
                  the SEC.

                                   (B) When received, copies of all
                  correspondence from the SEC, other than routine non-substantive general communications from the SEC.

                           (iii) At the request of the Agent, add the Agent as an addressee on any or all mailing lists maintained by or for the Borrower.

                           (iv) At the request of the Agent, from time to time, provide the Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                           (v) Provide the Agent, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.


         5-4.     Borrowing Base Certificate. The Borrower shall provide the
Agent by 11:30AM, daily, with a Borrowing Base Certificate (in the form of EXHIBIT 5-4 annexed hereto, as such form may be revised from time to time by the Agent). Such Certificate may be sent to the Agent by facsimile transmission.



                                     .51 .

         5-5.     Weekly Reports. Weekly, on Wednesday of each week (as of the then immediately preceding Saturday) the Borrower shall provide the Agent with a sales audit report, and an Accounts Receivable Report to the extent that Accounts are to be included in the Borrowing Base (each in such form as may be specified from time to time by the Agent ). Such report may be sent to the Agent by facsimile transmission.

         5-6.     Monthly Reports.

                  (a) Monthly, the Borrower shall provide the Agent with original counterparts of the following (each in such form as the Agent from time to time may specify):

                           (i) Within Fifteen (15) days of the end of the previous month:

                                    (A)     Month end Comparable Sales Report.

                                    (B)     Only upon request of the Agent, an
                  Open to Buy Report on which is shown whether inventory levels are adequate to meet sales projections.

                                    (C)     POS Gross Margin Report by
                  department.

                                    (D)     Commencing with the first month of
                  the Borrower=s fiscal year 2000 (after the Agent's receipt of the Borrower's fiscal year end statements for the fiscal year ending on or about February 28, 1999), a Certificate (signed by the Borrower's President or Chief Financial Officer) on which shall be indicated (with supporting calculations) the Borrower's (i) rolling 12 month average excess availability for the period ending on the last day of the then most recently completed month and (ii) Fixed Charge Ratio as of the then most recently completed 12 months (the "PRICING CERTIFICATE").

                           (ii) Within Thirty (30) days of the end of the previous month:

                                    (A)     A "General Ledger Inventory Report"
                  and a Certificate (signed by the Borrower's President or Chief Financial Officer) concerning the Borrower's Inventory.

                                    (B)     Reconciliations of the above
                  described General Ledger Inventory Report and Inventory Certificate (Section 5-6(a)(ii)(A)) to Availability and to the general ledger as of the end of the subject month.

                                    (C)     A Gross Margin Reconciliation.

                                    (D)     An Accounts Receivable Agings Report
                  for Acceptable Accounts.

                                    (E)     An aging of the Borrower's accounts
                  payable.

                                    (F)     A Store Activity Report.

                                    (G)     An internally prepared financial
                  statement of the Borrower's financial condition the results of its operations for, the period ending with the end of the


                                     .52 .

                  subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a "consolidated" basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, and which monthly reports due after the fiscal year end and prior to receipt of annual statements, shall be subject to year end audit adjustments.

                  (b) For purposes of Section 5-6(a), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be the Borrower's fiscal month ending September 30, 1998 except that the "previous month", for purposes of Section 5-6(a)(i)(E), shall be as stated in that Section and for purposes of Section 5-6(a)(ii), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be October, 1998.

         5-7.     Quarterly Reports. Quarterly, within Forty Five (45) days
following the end of each of the Borrower's fiscal quarters, the Borrower shall provide the Agent with an original counterpart of a management prepared financial statement of the Borrower for the period from the beginning of the Borrower's then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year and a comparison to projections, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, and the Borrower's Form 10Q Report filed with the SEC, and a schedule of purchases from the Borrower's ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.

         5-8.     Annual Reports.

                  (a) Annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Agent with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows, and the Borrower's Form 10K Report filed with the SEC.

                  (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrower's fiscal years or the date on which such accountants commence their work on the preparation of the Borrower's annual financial statement, the Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Agent) that:

                      (i) Such annual financial statement will be delivered by the Borrower to the



                                     .53 .

                  Agent (for subsequent distribution to each Lender).

                      (ii) One of the primary intentions of the Borrower, in its engagement of such accountants is to satisfy the financial reporting requirements set forth in this Article 5.

                      (iii)   The Borrower has been advised that the Agent
                  (and each Lender) will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by the within Agreement.

                  (c) Each annual statement shall be accompanied by such accountant's Certificate indicating that, in the preparation of such annual statement, such accountants did not conclude that any Suspension Event had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).


         5-9.     Officers' Certificates. The Borrower shall cause the
Borrower's President or Chief Financial Officer to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however to the following:

                      (i) usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

                      (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5-12.

                  (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

                  (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5-12 hereof.

         5-10.    Inventories, Appraisals, and Audits.

                  (a) The Agent and each Lender may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower. Prior to the occurrence of an Event of Default, any Lender's participation in the



                                     .54 .

foregoing shall be at its own expense. After the occurrence of an Event of Default, all such reasonable costs and expenses shall be paid by the Borrower.

                  (b) The Borrower shall cause not less than two (2) physical inventories to be undertaken in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be subject to the Agent's discretion and the Borrower's reasonable approval) conducted by such inventory takers as are satisfactory to the Agent and following such methodology as may be satisfactory to the Agent.

                           (i) The Borrower shall provide the Agent with a copy of the preliminary results of each such inventory round within ten
         (10) days following the completion of such inventory.

                           (ii) The Borrower shall provide the Agent with a reconciliation of the results of each such inventory round to the Borrower's books and records within thirty (30) days following the completion of such inventory.

                           (iii) The Agent, in its discretion, following the occurrence of a Suspension Event, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Borrower).

                  (c) Cooperate with the Agent and permit the Agent to undertake (at the expense of the Borrower) inventory appraisals and commercial finance examinations at such times as the Agent determines; provided that the Borrower shall not be responsible for the cost of more than one (1) inventory appraisal and two (2) commercial finance examinations in any twelve month period unless an Event of Default exists (in which event the Borrower shall be responsible for all such expenses incurred by the Agent). The Agent shall cap the cost of commercial finance examinations at $600 per person per day plus reasonable out of pocket expenses; provided that an examination is routine (by which is meant that all accounting information customarily to be provided by a borrower in like circumstances is made available in a timely and organized manner), it is anticipated that each such commercial finance examination will involve not more than 6 person days. The Agent causes its appraisals to be conducted by third parties and will directly pass the cost thereof through to the Borrower, with no additional charges. The Borrower shall permit any Lender to participate in any commercial finance examinations. Prior to the occurrence of any Event of Default any Lender's participation in the foregoing shall be at its own expense. After the occurrence of an Event of Default all such reasonable costs and expenses shall be paid by the Borrower.

                  (d) The Agent from time to time (in all events, at the Agent's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Agent shall provide the Borrower with a copy of any non-company confidential results of such mystery shopping.


                                     .55 .

         5-11.    Additional Financial Information.

                  (a) In addition to all other information required to be provided pursuant to this Article 5, the Borrower promptly shall provide the Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Agent may from time to time request from the Borrower.

                  (b) The Borrower may provide the Agent, from time to time hereafter, with updated projections of the Borrower's anticipated performance and operating results.

                  (c) In all events, the Borrower, no sooner than Ninety (90) nor later than Sixty (60) days prior to the end of each of the Borrower's fiscal years, shall furnish the Agent with an updated and extended projection which shall include balance sheets, income statements, and statements of cash flow by quarter, which shall go out at least through the end of the then next fiscal year.

                  (d) The Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Agent or any Lender may obtain, develop, or receive with respect to the Borrower is confidential to the Agent and the Lenders and that, except as otherwise provided herein, the Borrower is not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

         5-12.    Financial Performance Covenants. The Borrower shall maintain a trailing/rolling twelve (12) month Fixed Charge Ratio of not less than 1.15 to 1 (tested monthly). Compliance with such financial performance covenant shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Agent may determine the Borrower's compliance with such covenants based upon financial reports and statements provided by the Borrower to the Agent (whether or not such financial reports and statements are required to be furnished pursuant to the within Agreement) as well as by reference to interim financial information provided to, or developed by, the Agent, and if so developed by Agent, and any action is taken by the Agent against the Borrower on account of the results thereof, Agent shall furnish the Borrower with the financial information so developed.

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL:

         6-1.     Use of Inventory Collateral.

                  (a) The Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk (other than of diminimus value); and any use of any of the Inventory in breach of any provision of this Agreement.




                                     .56 .

                  (b) No sale of Inventory shall be on consignment (except as described on Exhibit 4-6(b), above), approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Agent.

         6-2.     Inventory Quality. All Inventory now owned or hereafter
acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

         6-3.     Adjustments and Allowances. The Borrower may grant such
allowances or other adjustments to the Borrower's Account Debtors as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this Section 6-3 may be limited or terminated by the Agent at any time in the Agent's discretion either
(i) after the occurrence of an Event of Default, or (ii) if the amount of such allowance or adjustment exceeds $250,000.00 per Account Debtor on any Account.

         6-4.     Validity of Accounts.

                  (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

                  (b) The Agent , from time to time (at the expense of the Borrower in each instance), may verify the validity, amount, and all other matters with respect to the Receivables Collateral directly with Account Debtors (including without limitation, by forwarding balance verification requests to the Borrower's Account Debtors), and with the Borrower's accountants, collection agents, and computer service bureaus (each of which is hereby authorized and directed to cooperate in full with the Lender and to provide the Agent with such information and materials as the Agent may request. The Agent will only take the action described in this paragraph upon the occurrence of one of the following:

                         (i) As part of the Agent's ordinary course field audit;

                         (ii) Upon the occurrence of any Suspension Event or Event of Default; or
                         (iii) Upon the Agent's reasonable determination that
                               irregularities exist in the financial reports furnished by the Borrower with respect to the Accounts.

                  (c) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Acceptable Accounts and shall notify the Agent of any such fact immediately after Borrower becomes aware of any such impairment with respect to any Acceptable Account equal to or greater than $150,000.00.


                                     .57 .

                  (d) The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Agent ) in the event of the Borrower's failure so to perform, except as described on EXHIBIT 6-4, annexed hereto.

         6-5.     Notification to Account Debtors. The Agent shall have the
right at any time after the occurrence of any Event of Default to notify any of the Borrower's Account Debtors to make payment directly to the Agent and to collect all amounts due on account of the Collateral.


ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         7-1      Depository Accounts.

                  (a) Annexed hereto as EXHIBIT 7-1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

                  (b) The Borrower shall deliver to the Agent, as a condition to the effectiveness of the within Agreement:

                         (i) Notification, executed on behalf of the Borrower, to each depository institution with which any DDA is maintained (other than the Funding Account or any Local DDA), in form satisfactory to the Agent, of the Agent's interest in such DDA.

                         (ii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Agent with any depository institution at which both any DDA (other than the Funding Account) and the Funding Account is maintained.

                         (iii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Agent, with any depository institution at which a Blocked Account is maintained.

                  (c) The Borrower will not establish any DDA hereafter (other than a Local DDA) unless, contemporaneous with such establishment, the Borrower delivers to the Agent an agreement (in form satisfactory to the Agent) executed on behalf of the depository with which such DDA is being established.

         7-2.     Credit Card Receipts.

                  (a) Annexed hereto as EXHIBIT 7-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit



                                     .58 .

card charges for sales by the Borrower.

                  (b) The Borrower shall deliver to the Agent, as a condition to the effectiveness of the within Agreement, notification, executed on behalf of the Borrower, to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Agent ), which notice provides that payment of all credit card charges submitted by the Borrower to that clearinghouse or other processor and any other amount payable to the Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Agent. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Agent.

         7-3.     Lockbox.

                  (a)    The Borrower maintains a Lockbox with BankOne, N.A.

                  (b) The Borrower shall deliver to the Agent, as a condition to the effectiveness of this Agreement, an agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Agent, with any depository at which a Lockbox is maintained.

                  (c) The Borrower shall not establish any Lockbox hereafter unless, contemporaneous with such establishment, the Borrower delivers to the Agent an agreement (in form satisfactory to the Agent) executed on behalf of the depository at which such lockbox is maintained.

         7-4.     The Concentration, Blocked, and Operating Accounts.
                  (a) The following checking accounts have been or will be established (and are so referred to herein):

                         (i) The CONCENTRATION ACCOUNT: Established by the Agent with BankBoston, N.A.
                         (ii) The BLOCKED ACCOUNT: Established by the Borrower with BankOne, N.A.

                         (iii) The FUNDING/OPERATING ACCOUNT: Established by the Borrower with BankOne, N.A.

The Borrower acknowledges and agrees that the Blocked Account and Funding/Operating Account arrangements are temporary. The Borrower will begin utilizing BankBoston, N.A.'s cash management system (including the remission of funds directly from Local DDAs to the Concentration Account at BankBoston, N.A.), as soon as reasonably practicable after the Agent provides notice to the Borrower that BankBoston, N.A.'s cash management system is set up. Thereafter, provided no Suspension Event or Event of Default is occurring, the Borrower may transfer the Funding/Operating Account to another financial institution provided that blocked account agreements are entered into amongst such institution, the Borrower, and the Agent, on terms satisfactory to the Agent.

                  (b) The contents of each DDA (other than the Funding Account) and of the Blocked


                                     .59 .

Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Agent's property.

                  (c)      The Borrower:

                           (i) Contemporaneous with the execution of the within Agreement, shall provide the Agent with such agreement (generally referred to as a "Blocked Account Agreement") of the depository with which the Blocked Account is maintained as may be satisfactory to the Agent; and
                           (ii) Shall not establish any Blocked Account hereafter except upon not less than Thirty (30) days prior written notice to the Agent and the delivery to the Agent of a similar such agreement.

                  (d) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the Agent or by any bank in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent).

         7-5.     Proceeds and Collection of Accounts.

                  (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrower for the Agent; shall not be commingled with any of the Borrower's other funds; and shall be deposited and/or transferred only to the Blocked Account.

                  (b) The Borrower shall cause the ACH or wire transfer to the Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of

                           (i) the then contents of each DDA (other than (A) any Local DDA and (B) the Funding Account), each such transfer to be net of any minimum balance, estimated not to exceed on average $2,000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained); and

                           (ii) the proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Agent on each Business Day on which any such transfer is made.

                  (c) Whether or not any Liabilities are then outstanding, the Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, estimated not to exceed on average $2,000.00, as may be required to be maintained in the Blocked Account by the bank at which the Blocked Account is maintained.

                  (d) In the event that, notwithstanding the provisions of this Section 7-5, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any



                                     .60 .

Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Agent and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Agent.

                  (e) The Borrower shall not be in breach of the agreement to cause any ACH or wire transfer if any such transfer fails to occur or is misdirected on account of any technical error, not within the reasonable control of the Borrower.

         7-6.     Payment of Liabilities.

                  (a) On each Business Day, the Agent shall apply, towards the Liabilities, the then collected balance of the Concentration Account (net of fees charged).

                  (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                           (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Agent by 2:00PM on that Business Day.

                           (ii) Funds paid to the Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00PM on that Business Day.

                           (iii) If notice of a deposit to the Concentration
                  Account (Section 7-6(b)(i)) or payment (Section 7-6(b)(ii)) is not available to the Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                           (iv) All deposits to the Concentration Account and other payments to the Agent are subject to clearance and collection.

                  (c) The Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7-6(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that both
(i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Agent may establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's.

         7-7.     The Operating Account. Except as otherwise specifically
provided in, or permitted by, the within Agreement, all checks shall be drawn by the Borrower upon, and other disbursements shall be made by the Borrower solely from, the Operating Account, except for diminimus amounts relating to the purchase of regulated merchandise.


                                     .61 .

ARTICLE 8 - GRANT OF SECURITY INTEREST:

         8-1.     Grant of Security Interest. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Agent, for the ratable benefit of the Lenders, a continuing security interest in and to, and assigns to the Agent, for the ratable benefit of the Lenders, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

                  (a)      All Accounts and accounts receivable.

                  (b)      All Inventory.

                  (c)      All General Intangibles.

                  (d)      All Equipment.

                  (e)      All Goods.

                  (f)      All Fixtures.

                  (g)      All Chattel Paper.

                  (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

                  (i) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

                  (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing.(8-1(a) through 8-1(i)) or otherwise.

                  (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8-1(a) through 8-1(i)), including the right of stoppage in transit.

                  (l)      All Leasehold Interests.


         8-2.     Extent and Duration of Security Interest. The within grant of a security interest shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly


                                     .62 .

authorized officer of the Agent.

ARTICLE 9 - AGENT AS BORROWER'S ATTORNEY-IN-FACT:

         9-1.     Appointment as Attorney-In-Fact. The Borrower hereby
irrevocably constitutes and appoints the Agent as the Borrower's true and lawful attorney, with full power of substitution, exercisable after the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Agent. The rights and powers granted the Agent by the within appointment include but are not limited to the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                  (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Agent shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Agent determines to be the appropriate person to whom to so turn over such mail.

                  (c) Endorse the name of the Borrower in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

                  (g) Use, license or transfer any or all General Intangibles of the Borrower.

                  (h) Appoint any agent or representative for the purpose of the sale, lease or disposal of the Collateral.
 .

         9-2.     No Obligation to Act. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9-1 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result



                                     .63 .

of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.


ARTICLE 10 - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 10 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10-12, any and all Liabilities shall become due and payable without any further act on the part of the Agent or any Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Agent and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Lender and the Borrower and instruments and papers given the Agent or any Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise. Each Event of Default shall continue as an Event of Default unless and until it is specifically waived in writing by the Agent.

         10-1. Failure to Pay Revolving Credit. The failure by the Borrower to pay any amount when due under the Revolving Credit, or, if the Agent, in the Agent's sole discretion, determines not to charge any amounts due against the Loan Account, then the failure by the Borrower, upon ten (10) days written notice by the Agent to pay any such amount.

         10-2. Failure To Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit, or, if the Agent, in the Agent's sole discretion, determines not to charge any amounts due against the Loan Account, then the failure by the Borrower, upon ten (10) days written notice by the Agent to pay any such amount.

         10-3. Failure to Perform Covenant or Liability (No Grace Period). The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 10-1 or Section 10-2 hereof, and included in any of the following provisions hereof:

                           Section             Relates to  :
                           -------------------------------------------

                           4-6                       Title to Assets




                                     .64 .

                           Section             Relates to :
                           -------------------------------------------
                           4-7                       Indebtedness
                           4-13                      Pay taxes
                           4-23                      Affiliate Transactions
                           4-24(a)(b)                Additional Assurances
                           6-1                       Use of Collateral
                           Article 5*                Financial Covenants
                           Article 7                 Cash Management

         *except as provided in Section 10-4

         10-4.    Financial Reporting Requirements. The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with the financial reporting requirements included in Article 5, subject, however, to the following limited number of grace periods applicable to certain of those requirements:

------------------------------------- ------------------ -------------------------- --------------------------------
REPORT / STATEMENT                    REQUIRED BY        GRACE PERIOD               NUMBER OF GRACE
                                      SECTION                                       PERIODS
------------------------------------- ------------------ -------------------------- --------------------------------
Borrowing Base Certificates           5-4                One Business Day           Ten per fiscal Quarter
------------------------------------- ------------------ -------------------------- --------------------------------
Weekly Report                         5-5                Two Business Days [Five    Three in any 3 months
                                                         Business Days for the
                                                         first month immediately
                                                         following initial
                                                         funding of the Revolving
                                                         Credit]
------------------------------------- ------------------ -------------------------- --------------------------------
Monthly Report (15 Days)              5-6(a)(i)          Three Business Days        Three in any 12 months
------------------------------------- ------------------ -------------------------- --------------------------------
Monthly Reports (30 Days)             5-6(a)(ii)         Three Business Days        Three in any 12 months
------------------------------------- ------------------ -------------------------- --------------------------------

         10-5. Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrower, upon twenty (20) days written notice by the Agent , to cure, or to commence to cure and diligently cure within an additional ten (10) day period, the Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 10-1, 10-2, or 10-3 hereof.

         10-6. Misrepresentation. The determination by the Agent that any representation or warranty at any time made by the Borrower to the Agent or any Lender, was not true or complete in all material respects when given.

         10-7. Acceleration of Other Debt; Breach of Lease. The occurrence of any event such that any Indebtedness of the Borrower to any creditor in excess of $1,500,000.00, other than the Agent or any Lender could be accelerated or, without the consent of the Borrower, Leases with aggregate monthly rents of at least $150,000.00 could be terminated prior to the stated termination date thereof (whether or not the subject creditor or lessor takes any action on account of such occurrence).


                                     .65 .

         10-8.    Default Under Other Agreements. The occurrence of any breach or default under any agreement constituting a Liability, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Agent may not have exercised its rights upon default under any such other agreement, instrument or paper).

         10-9.    Uninsured Casualty Loss. The occurrence of any uninsured loss in excess of $250,000.00 or theft, damage, or destruction of or to any substantial portion of the Collateral.

         10-10.   Judgment. Restraint of Business.

                  (a) The service of process upon the Agent or any Lender or any Participant seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Agent or any Lender or such Participant.

                  (b) The entry of any judgment against the Borrower in excess of $500,000.00, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within twenty-five (25) days of its entry.

                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

         10-11.   Business Failure. Any act by, against, or relating to the
Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of the Borrower of the liquidation or winding up of all or any part of the Borrower's business or operations (exclusive of store closings in the ordinary course of business).

         10-12.   Bankruptcy. The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower



                                     .66 .

pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within thirty (30) days of when filed.

         10-13.   Default by Guarantor or Related Entity. The occurrence of any of the foregoing Events of Default with respect to any guarantor of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent (if the Borrower is a corporation), subsidiary, or Related Entity, as if such guarantor, parent, or Related Entity were the "Borrower" described therein.

         10-14.   Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, the Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

         10-15.   Termination of Guaranty. The termination or attempted
termination of any guaranty by any guarantor of the Liabilities.

         10-16.   Challenge to Loan Documents.

                  (a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         10-17.   Change in Control. Any Change in Control.


                                     .67 .

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:

         In addition to all of the rights, remedies, powers, privileges, and discretions which the Agent is provided prior to the occurrence of an Event of Default, the Agent shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter. No stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Agent's exercise of any of such rights and remedies.

          11-1.   Rights of Enforcement. The Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Agent shall have all and each of the following rights and remedies:

                  (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                  (b) To take possession of all or any portion of the Collateral.

                  (c) To sell, lease, or otherwise dispose of any or all of the Collateral, and/or to appoint an agent or representative to sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.

                  (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                  (e) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                  (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.


         11-2.    Sale of Collateral.

                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Agent's disposition of the Collateral.



                  (b) The Agent, in the exercise of the Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or



                                     .68 .

such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Borrower with such notice as may be practicable under the circumstances), the Agent shall give the Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Agent's rights and remedies upon default.

                  (d) The Agent and any Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

                  (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Agent.
                  (f) The Agent shall apply the proceeds of any exercise of the Agent's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Agent determines.

         11-3.    Occupation of Business Location. In connection with the
Agent's exercise of the Agent's rights under this Article 11, the Agent may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Agent be liable to the Borrower for use or occupancy by the Agent of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Agent's exercise of the Agent's Rights and Remedies.

         11-4.    Grant of Nonexclusive License. For the sole purpose of
liquidating the Collateral, including the sale or assignment of any trademark or tradename, the Borrower hereby grants or agrees to cause to be granted to the Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Agent's exercise of the rights hereunder including, without limitation, in


                                     .69 .

connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         11-5. Assembly of Collateral. The Agent may require the Borrower to assemble the Collateral and make it available to the Agent at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Agent and Borrower.

         11-6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the " AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Agent's Rights and Remedies and all of the Agent's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Agent at such time or times and in such order of preference as the Agent in its sole discretion may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.



ARTICLE 12 - NOTICES:

         12-1. Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:



                                     .70 .

If to the Agent:
                                   BankBoston Retail Finance Inc.
                                   40 Broad Street
                                   Boston, Massachusetts 02109
                                   Attention        :  Mr. Michael Pizette
                                                       Director
                                   Fax              :  617 434-4339

         With a copy to:
                                   Riemer & Braunstein
                                   Three Center Plaza
                                   Boston, Massachusetts  02108
                                   Attention        :  Robert E. Paul, Esquire
                                   Fax              :  617 723-6831

         except for copies of financial reports delivered pursuant to Article 5, above.

If to the Borrower:
                                   Drug Emporium, Inc.
                                   155 Hidden Ravines Drive
                                   Powell, Ohio 43065
                                   Attention        :  Mr. Michael P. Leach
                                   Fax              :  740 548-4508

         With a copy to:
                                   Kegler, Brown, Hill & Ritter
                                   65 East State Street, Suite 1800
                                   Columbus, Ohio 43215
                                   Attention        :  Allen L. Handlan, Esquire
                                   Fax:             :  614 464-2634


         12-2.    Notice Given.

                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

                           (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                           (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one
         (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                  (b) Rejection or refusal to accept delivery and inability to deliver because of a


                                     .71 .

changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.



ARTICLE 13 - TERM:

         13-1. Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2-4(i) hereof) until the Termination Date.

         13-2. Effect of Termination. On the Termination Date, the Borrower shall pay the Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any then remaining installments of the Commitment Fee; any then remaining balance of the Facility Fee; any accrued and unpaid Line Fee; any payments due on account of the indemnification obligations included in Section 2-8(e); and all unreimbursed costs and expenses of the Agent and of each Lender for which the Borrower is responsible; and shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Agent, which shall include, at the Agent's option, either cash collateral or a back to back letter of credit in 105 percent of the face amount of any L/C's then outstanding. Until such payment, all provisions of this Agreement, other than those contained in Article 2 which place an obligation on the Agent and any Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Agent of the security and other collateral interests granted the Agent by the Borrower hereunder may be upon such conditions and indemnifications as the Agent may reasonably require, which indemnifications shall be based upon objectively demonstrable contingencies, including, without limitation, such matters as uncollected funds or delinquent taxes for which the Agent reasonably believes that the Agent or the Lenders could be held liable.



ARTICLE 14 - GENERAL:

         14-1. Protection of Collateral. The Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or



                                     .72 .

marketing undertaken by the Agent.

         14-2.    Successors and Assigns. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Agent and each Lender and the respective successors and assigns of each provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         14-3.    Severability. Any determination that any provision of this
Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         14-4.    Amendments.  Course of Dealing.

                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Agent and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent in the manner by which Availability is determined shall obligate the Agent to continue to determine Availability in that manner.

                  (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         14-5.    Power of Attorney. In connection with all powers of attorney included in this



                                     .73 .

Agreement, the Borrower hereby grants unto the Agent full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

         14-6.    Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.

         14-7.    Costs and Expenses of Agent and of Lenders.

                  (a) The Borrower shall pay on demand all Costs of Collection, including all reasonable expenses of the Agent in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other Costs of Collection which may be incurred by the Agent in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all Costs of Collection of the Agent which relate to the credit facility contemplated hereby. subject to the limitations described in Section 5-10(c), above.

                  (b) The Borrower shall pay on demand all Costs of Collection incurred, following the occurrence of any Event of Default, by each Lender in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as any such Costs of Collection in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

                  (c) The Borrower authorizes the Agent to pay all such fees and expenses and in the Agent's discretion, to add such Costs of Collection to the Loan Account.

                  (d) The undertaking on the part of the Borrower in this
Section 14-7 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 14-7.

         14-8.    Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Agent or any Lender may be reproduced by that Person or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and that


                                     .74 .

Person may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         14-9.    Massachusetts Law. This Agreement and all rights and
obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

         14-10.   Consent to Jurisdiction.

                  (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                  (b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

                  (c) The Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                  (d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

                  (e) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         14-11.   Indemnification. The Borrower shall indemnify, defend, and hold the Agent and each Lender and any employee, officer, or agent of any of the foregoing (each, an "INDEMNIFIED


                                     .75 .

PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower or of any other guarantor or endorser of the Liabilities with the Agent or any Lender (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 14-11.

         14-12.   Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (a) Words in the singular include the plural and words in the plural include the singular.

                  (b) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                  (c) The words "includes" and "including" are not limiting.

                  (d) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                  (e) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

                  (f) Text which is shown in italics, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.
                  (g) The words "may not" are prohibitive and not permissive.
                  (h) The word "or" is not exclusive.

                  (i) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).


                                     .76 .

                  (j) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.
                  (k)    The symbol "$" refers to United States Dollars.

                  (l) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                  (m) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (n) Except as otherwise specifically provided, all references to time are to Boston time.

                  (o) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                         (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                         (ii)  The word "from" means "from and including".

                         (iii) The words "to" and "until" each mean "to, but excluding".

                         (iv)  The word "through" means "to and including".

                  (p) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14-13 hereof, provided, however, in the event of any inconsistency between the provisions of the within Agreement and any other Loan Document, the provisions of the within Agreement shall govern and control.

         14-13.   Intent. It is intended that:

                  (a) This Agreement take effect as a sealed instrument.

                  (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Agent and the Lenders.

                  (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

                  (d) All reasonable costs and expenses incurred by the Agent and, to the extent, and only to the extent specifically provided in the definition of "Costs of Collection" and in Sections 5-2, 5-10, and 14-7 each Lender in connection with such Person's relationship(s) with the Borrower shall be borne by the Borrower.

                  (e) Unless otherwise explicitly provided herein, the Agent's consent to any action of



                                     .77 .

the Borrower which is prohibited unless such consent is given may be given or refused by the Agent in its sole discretion and without reference to Section 2-15 hereof.

                (f) To the extent that there is any inconsistency or conflict between this Agreement and any of the other Loan Documents, the terms of this Agreement shall control.

         14-14. Right of Set-Off. Any and all deposits or other sums at any time credited by or due to the Borrower from the Agent, any Lender, or any participant (a "PARTICIPANT") in the credit facility contemplated hereby or from any Affiliate of the Agent, any Lender, or any Participant and any cash, securities, instruments or other property of the Borrower in the possession of the Agent, any Lender, any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the Agent and each Lender or any Participant or any such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Agent, any Lender, or any Participant or any such Affiliate.

         14-15. Maximum Interest Rate. Regardless of any provision of any Loan Document, none of the Agent or any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         14-16.   Waivers.

                  (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 14-16(b), below, knowingly, voluntarily, and intentionally, and understand that the Agent and each Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.
                  (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                      (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                      (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.


                                     .78 .

                           (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY LENDER OR IN WHICH THE AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE AGENT OR ANY LENDER (AND THE AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Agent may or may become entitled to take hereunder.


                                     .79 .

                           (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Agent or any Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                           (vi) Any claim to consequential, special, or punitive
damages.

                                                             DRUG EMPORIUM, INC.
                                                                    ("BORROWER")

                                                By______________________________

                                                Print Name: Michael P. Leach

                                                Title: Chief Financial Officer



                                                  BANKBOSTON RETAIL FINANCE INC.
                                                                       ("AGENT")

                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________

                                  The "LENDERS"

                                                  BANKBOSTON RETAIL FINANCE INC.



                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________




                                     .80 .

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION



                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________

                                          NATIONAL CITY COMMERCIAL FINANCE, INC.


                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________

                                          AMERICAN NATIONAL BANK AND
                                          TRUST COMPANY OF CHICAGO


                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________

                                          LASALLE BUSINESS CREDIT, INC.


                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________



                                     .81 .